Exhibit 10.6

EXECUTION VERSION

AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT, dated as of November 1, 2018 (this “Amendment”), is entered into by and among McAfee, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, McAfee Finance 2, LLC, a Delaware limited liability company, the Administrative Agent and the lenders from time to time party thereto are party to that certain Second Lien Credit Agreement, dated as of September 29, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, Section 10.01 of the Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes; and

WHEREAS, (i) each Lender party hereto (which collectively constitute the Required Lenders) has agreed, on the terms and conditions set forth herein, to consent to the amendments to the Credit Agreement as provided in Section 1 below;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended as follows:

(a) The definition of “Transaction Document” in Section 1.01 is hereby amended and restated in its entirety as follows:

“’Transaction Document’ means each of (a) that certain Transition Services Agreement, dated as of April 3, 2017, between Foundation Technology Worldwide LLC and Intel Corporation (as amended by the First Amendment to the Transition Services Agreement, dated as of August 31, 2017) (the “TSA”), (b) that certain letter agreement, dated as of April 3, 2017, between Foundation Technology Worldwide LLC and Intel Corporation, (c) that certain Intellectual Property Matters Agreement, dated as of April 3, 2017, between Foundation Technology Worldwide LLC and Intel Corporation, (d) that certain Security Innovation Alliance Agreement, dated as of April 3, 2017, between the Borrower and Intel Corporation, (e) that certain Software License Agreement, dated as of April 3, 2017, between the Borrower and Intel Corporation, (f) that certain

Commercial Services Agreement, dated as of April 3, 2017, between Foundation Technology Worldwide LLC and Intel Corporation, (g) that certain Embedded Software Distribution and Services Agreement, dated as of October 1, 2012, among the Borrower, McAfee Ireland Limited (successor in interest to McAfee Security S.a.r.l.), McAfee Co. Ltd., and Intel Corporation (as amended by the First amendment thereto dated May 12, 2013, the Second Amendment thereto dated June 24, 2013, the Third Amendment thereto dated June 24, 2013, the Fourth Amendment thereto dated June 24, 2013, the Fifth Amendment thereto dated January 28, 2016, the Sixth Amendment thereto dated March 15, 2016, and the Seventh Amendment thereto dated April 3, 2017, (h) that certain Master Purchase Agreement, dated as of April 3, 2017, between the Borrower and Intel Corporation, (i) that certain Intellectual Property Assignment, dated as of April 3, 2017 between Foundation Technology Worldwide LLC and Intel Corporation, (j) that certain Corporate Non-Disclosure Agreement for Restricted Secret Information, dated as of April 3, 2017 between Foundation Technology Worldwide LLC and its Affiliates on the one hand and Intel Corporation and its Affiliates on the other hand, (k) that certain Non-Disclosure Agreement for Restricted Secret Information, dated as of April 3, 2017 between Borrower and Intel Corporation, (l) that certain Subscription Agreement, dated as of September 6, 2016, by and among Foundation Technology Worldwide LLC, TPG VII Manta Holdings, L.P. and Intel Corporation, as amended by that certain First Amendment to Subscription Agreement, dated as of April 2, 2017, and that certain Second Amendment to Subscription Agreement, dated as of May 8, 2017, and (m) that certain Side Letter to the Subscription Agreement, dated as of April 2, 2017 among Foundation Technology Worldwide LLC, Manta Holdings, L.P. and Intel Corporation.”

(b) Section 6.01(1) is hereby amended and restated in its entirety as follows:

“(1) within ninety (90) days after the end of each fiscal year of the Borrower (or, solely for the fiscal years ending on or about December 30, 2017 and December 29, 2018, one hundred and fifty (150) days) commencing with the fiscal year ending on or about December 30, 2017, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year (in the case of such financial statements for the fiscal year ending on or about December 30, 2017, for the period from April 3, 2017 to the last day of such fiscal year), together with related notes thereto, setting forth in each case (commencing with the fiscal year ending on or about December 29, 2018) in comparative form the figures for the previous fiscal year (provided that financial statements or financial data for the fiscal year ending on or about December 30, 2017, for comparative purposes relative to the fiscal year ending on or about December 29, 2018, may be presented on a combined or other pro forma basis prepared in good faith by the Borrower), in reasonable detail and all prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification as to the scope of such audit (but may contain a “going concern” explanatory paragraph or like qualification that is due to (i) the impending maturity of any Indebtedness, (ii) any anticipated inability to satisfy the Financial Covenant (as defined in the First Lien Credit Agreement) or any other financial covenant or (iii) an actual Default of the Financial Covenant (as defined in the First Lien Credit Agreement) or any default with respect to any other financial covenant);”

(c) Section 6.01(2) is hereby amended and restated in its entirety as follows:

“(2) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (or, solely for the fiscal quarters ending on or about September 30, 2017 and March 31, 2019, seventy-five (75) days after the end of such fiscal quarter and solely for the fiscal quarters ending on or about March 31, 2018, June 30, 2018 and September 29, 2018, sixty (60) days after the end of such fiscal quarter) commencing with the fiscal quarter ended on or about September 30, 2017, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (a) consolidated statement of operations for such fiscal quarter and for the portion of the fiscal year then ended and (b) consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth commencing with the fiscal quarter ending on or about September 29, 2018, (x) in the case of the preceding clause (a), in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and (y) in the case of the preceding clause (b), in comparative form the figures for the corresponding portion of the previous fiscal year (provided that for any fiscal quarter ending in fiscal year 2018, comparative figures of prior fiscal periods shall be limited to the corresponding fiscal quarter of fiscal year 2017 (and not for the portion of the fiscal year then ended)), accompanied by an Officer’s Certificate stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with related notes thereto;”

Section 2. Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 1 Effective Date, after giving effect to the amendments set forth in this Amendment, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties of the Loan Parties contained in the Credit Agreement as amended hereby and the other Loan Documents are true and correct in all material respects; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the Administrative Agent shall have received executed signature pages hereto from the Lenders constituting the Required Lenders and each Loan Party.

SECTION 4. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder or in connection herewith, including all Attorney Costs of a single U.S. counsel to the Administrative Agent.

SECTION 5. Execution in Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in.pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Clauses (b) and (c) of Section 10.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 7. Headings. The headings of this Amendment are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 8. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 1 Effective Date.

SECTION 9. Reaffirmation. Each of the Loan Parties hereby consents to the amendment of the Credit Agreement described in Section 1 of this Amendment and hereby confirms its respective guarantees, pledges, grants of security interests, subordinations and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and confirms, agrees and acknowledges that, notwithstanding the consummation of this Amendment, such guarantees, pledges, grants of security interests, subordinations and other obligations, and the terms of each of the Loan Documents to which it is a party, except as expressly modified by this Amendment, are not affected or impaired in any manner whatsoever and shall continue to be in full force and effect and shall also guarantee and secure all obligations as amended and reaffirmed pursuant to the Credit Agreement and this Amendment.

SECTION 10. WAIVER OF RIGHT OF TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MCAFEE, LLC

By:	/s/ Michael Berry
Name: Michael Berry
Title: Chief Financial Officer

GUARANTORS:

MCAFEE FINANCE 2, LLC
MCAFEE EMPLOYEE HOLDINGS, LLC

MCAFEE EXECUTIVE HOLDINGS, INC.

MCAFEE PUBLIC SECTOR LLC

MCAFEE ACQUISITION CORP.

SKYHIGH NETWORKS ACQUISITION CORP.

SKYHIGH NETWORKS HOLDINGS CORP.

SKYHIGH NETWORKS, LLC

MCAFEE CONSUMER AFFAIRS NORTH, LLC

TUNNELBEAR, LLC

By:	/s/ Michael Berry
Name: Michael Berry
Title: Vice President

[Signature Page to Amendment No. 1 to Second Lien Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Matthew Cheung
Name: Matthew Cheung
Title: Vice President

[Signature Page to Amendment No. 1 to Second Lien Credit Agreement]

[Lender signature pages intentionally omitted]

[Signature Page to Amendment No. 1 to Second Lien Credit Agreement]